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                                                                  Exhibit 3 (ii)


                             BYLAWS OF THE COMPANY
                          REVISED TO JANUARY 29, 1997
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                                      THE

                               WOODBURY TELEPHONE

                                    COMPANY


                                WOODBURY, CONN.

                                     BYLAWS

                          REVISED TO JANUARY 29, 1997
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                         THE WOODBURY TELEPHONE COMPANY

                                     BYLAWS

                                    ARTICLE I

                             Meeting of Shareholders

     Section 1. All meetings of the shareholders shall be held at such place within the Towns of Woodbury, Southbury or Bethlehem, Connecticut, as may from time to time be designated by the Board of Directors and stated in the notice of the meeting.

     Section 2. The annual meeting of the shareholders for the election of directors and the transaction of such other business as shall properly come before such meeting, shall be held in each year on a day and at the hour designated by the Board of Directors, or at such subsequent time or day to which such meeting may be adjourned.

     Section 3. Special meetings of the shareholders may be called at any time by the President or the Board of Directors, and the President shall call a special meeting whenever he is requested in writing to do so by shareholders representing not less than one tenth of the outstanding stock having voting power.

     Section 4. A notice stating the place, day and hour of each annual meeting and the place, day, hour and purpose of each special meeting shall be given to each shareholder of record entitled to vote at such meeting by the Secretary delivering or mailing such notice to each shareholder at such address as may appear on the books of the Company at least ten days but not more than sixty days prior to the meeting.

     Section 5. At all meetings of the shareholders the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall, except as otherwise provided by law, constitute a quorum, but a lesser number may adjourn the meeting to a day and time specified. The shareholders present at a validly called and convened meeting at which a quorum was present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

     Section 6. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws when a quorum is present at any shareholders' meeting, the affirmative vote of a majority of the voting power of the shares represented at such meeting shall be the act of the shareholders.

     Section 7. At all meetings of shareholders, each shareholder may vote in person or by proxy and shall have one vote for each share standing in his name on the books of the Company. If requested by any shareholder, voting at any such meeting shall be by ballot, and the name of each shareholder,
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together with the number of shares held by him, shall be
written upon such ballot. The Chairman presiding at each such meeting shall have power to appoint one or more persons to act as inspectors or tellers, to receive, canvass and report the votes cast by the shareholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

     Section 8. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or for any other proper purpose, the Board of Directors may set a record date which shall be a date not earlier than the date on which such action is taken nor more than seventy (70) nor less than ten (10) days before the particular event requiring such determination of shareholders is to occur.

                                   ARTICLE II

                         Powers and Duties of Directors

     Section 1. The business of the Company shall be managed by Board of Directors. Directors shall qualify and shall be elected and the number and classes of directors shall be fixed, in accordance with the provisions of the Certificate of Incorporation.{1}

      {1}Article VIII of the Certificate of Incorporation provides the number of classes of directors as follows:

"Article VIII. The business of the corporation shall be managed by a Board of Directors of not less than five (5) nor more than nine (9) directors, all of whom shall be shareholders of the corporation. The directors of the corporation shall be divided into three classes, namely, Classes I, II and III, as nearly equal in number as possible. Within such limits, the number of directors and each class thereof shall be fixed from time to time by the Board of Directors by a resolution adopted by a majority of the entire Board of Directors. At the 1989 annual meeting of shareholders, each initial director of Class I shall be elected for a one-year term, each initial director of Class II shall be elected for a two-year and each initial director of Class III shall be elected for a three-year term. At each succeeding annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, provided,



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     Section 2.  Directors may be removed at any time only for cause by action of the shareholders holding at least 80 percent of the voting power of all shares of the Company then entitled to vote generally in the election of directors, at a meeting the notice of which shall include notice of such proposed action. For purposes of this section 2 "cause" shall exist only if a Director has been convicted of a felony in a final adjudication or has willfully engaged in gross misconduct materially and demonstrably injurious to the Company; and "final adjudication" shall mean a judgment by a court of competent jurisdiction which becomes final after completion of all proceedings for direct review or after expiration of the time to obtain initial or further direct review without action having been taken.

     Section 3. A majority of the number of directorships at the time shall constitute a quorum competent to transact business. A lesser number than a quorum may adjourn from time to time until a quorum is present.

     Section 4. Except for vacancies arising by an increase in the number of directorships or by the retirement of a director at the annual meeting next following his 70th birthday, the Board of Directors, acting by the majority vote of its remaining members, shall have power to fill vacancies that may occur in the Board, or in any other office, by death, resignation, or removal, and the person so chosen shall hold the office during the unexpired term and until his successor shall be elected and qualified. Shareholders shall elect directors to fill vacancies arising by an increase in the number of directorships, and, at the annual meeting shall elect directors to fill the unexpired term, if any, of directors who have attained the age of 70 before the date of said meeting.

     Section 5. All questions shall be decided by vote of a majority of the directors present. The yeas and nays on any question shall be taken and recorded on the minutes at the request of any director.

     Section 6. The Board of Directors shall cause to be furnished to shareholders, within 150 days after the close of each of the Company's fiscal years, a balance sheet showing its financial condition at the end of the immediately preceding fiscal year and a profit and loss statement respecting its operations for such fiscal year.





however, that if any director shall attain the age of 70 during his term, his term shall end on the date of the annual meeting next following his 70th birthday, and at said annual meeting a director shall be elected to fill the unexpired term if any."


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         Section 7. Any director may resign at any time by giving written notice of his resignation to the President or to the Secretary of the Company. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

         Section 8. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, appoint standing or temporary committees, including an executive committee, from its own number, such committees to consist of not less than two directors and to have such powers as the Board may legally delegate to it. All committees so appointed shall keep regular minutes of their meetings, shall cause them to be recorded in books kept for that purpose in the office of the Company and shall report the same to the Board of Directors at its next meeting.

         Section 9. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performance of their duties.

         Section 10. If all the directors or all members of a Committee of the Board severally or collectively consent in writing to any action taken or to be taken by the Company, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors or such Committee, as the case may be. The Secretary shall file such consent or consents with the minutes of the meetings of the directors.

         Section 11. The Board of Directors is authorized to consider in exercising its judgment on any matter that may come before it, the effect of its decision on such matter on (i) the ratepayers of the Company, (ii) the employees of the Company, (iii) the economy and residents of the communities served by the Company, and (iv) the ability of the Company to carry out its duties as a public service company. The foregoing shall not limit the right of the Board to consider all other factors that it may deem relevant in connection with any such decision.

                                   ARTICLE III

                              Meetings of Directors

         Section 1. The annual meeting of the Board of Directors shall, if a quorum is present, be held without notice immediately after the adjournment of the annual shareholders' meeting or as soon thereafter as convenient at the place at which the annual


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meeting of shareholders has been held or at the principal office of the Company.

         Section 2. Regular meetings of the Board of Directors shall be held at such times and at such places, within or without the State of Connecticut, as may be fixed, from time to time, by resolution of the Board of Directors.

         Section 3. Special meetings of the Board of Directors may be called by the President, or, in the event of his absence or inability to act, by any other officer. In addition, any two directors may call such meetings. Such meetings shall be held at the principal office of the Company or at such other place or places, within or without the State of Connecticut, as the Board of Directors may from time to time designate.

         Section 4. Written or oral notice of all special meetings of the Board of Directors shall be given to each director personally or by mail or telegraph at least two days previous to the time of the meeting, unless such director shall in writing or by telegraph waive such notice or be in attendance at such meeting.

         Section 5. Subject to the provisions of the Stock Corporation Act of Connecticut any and all business may be transacted at any meeting of the Board of Directors unless otherwise indicated in the notice of any special meeting.

                                   ARTICLE IV

                                    Officers

         Section 1. The officers of this Company shall be elected by the Board of Directors at its annual meeting or from time to time thereafter, as the Board may determine, and shall consist of a Chairman of the Board, if the Board of Directors so determines; a President; a Treasurer; a Secretary; and such other officers as the Board may from time to time determine. Any two offices, except the offices of President and Secretary may be filled by the same person. Subject to their removal by the Board of Directors with or without cause, the officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected and qualified.

         Section 1.a. If a Chairman of the Board has been elected, he shall preside at all meetings of the Board of Directors and of the shareholders, and he shall have such other powers and perform such other duties as may be delegated to him by the Board of Directors.

         Section 2. Subject to the delegation of powers and duties to other officers by the Board of Directors, the President shall


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be the chief executive and administrative officer of the Company and shall have general and active control of its property and affairs and general supervision of its officers, agents and employees. In the absence of a Chairman of the Board, he shall preside at all meetings of the Board of Directors and of the shareholders.

         Section 3. Such Vice Presidents as may be elected shall have such powers and perform such duties as may be delegated to them by the Board of Directors. In the absence or disability of the President they, in the order in which they are elected at the preceding annual meeting of the Board of Directors or in such order as may be designated by the Board of Directors, shall exercise the powers and perform the duties of the President.

         Section 4. The Treasurer shall receive and keep the cash funds, notes, and all other cash items belonging to the Company, and shall enter or cause to be entered regularly in books kept for that purpose, an account of all monies received and disbursed on the Company's account and an account of all other financial transactions of the Company. He shall also perform all other acts and duties specially required of him by all applicable statutes, by these Bylaws and by the Board of Directors.

         Section 5. The Secretary shall make and keep records of the acts, doings and proceedings of all meetings of the shareholders and directors; he shall transmit to the shareholders and directors the notices required by statute and by these Bylaws, and as directed by the President; and he shall perform all other acts and duties specially required of him by all applicable statutes, by these Bylaws and by the Board of Directors.

         Section 6. Unless otherwise ordered by the Board of Directors, the President or an officer thereunto duly authorized by the President shall have full power and authority on behalf of the Company to attend and to vote at any meeting of shareholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                    ARTICLE V

                               Checks, Notes, Etc.

         All checks, notes, drafts and bills of exchange, issued by the Company for its purposes shall be signed by the Treasurer or



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by such other officers or employees of the Company as may from time to time be designated by the Board of Directors.

                                   ARTICLE VI

                                 Stock Transfers

         Stock transfer books shall be kept and no transfers of stock shall be permitted except upon said books, either by the shareholder in person or by power of attorney executed by him for that purpose. The Board of Directors may from time to time designate one or more transfer agents and one or more registrars to transfer and register shares of the stock of the Company.

                                   ARTICLE VII

                                 Corporate Seal

         The Board of Directors may adopt a seal for the Company which shall be kept in the custody of the Secretary of the Company.

                                  ARTICLE VIII

                               Amendment of Bylaws

         These Bylaws may be altered or amended by the Board at any meeting by a majority vote of the directors then in office, or at any meeting of the shareholders, whether annual or special, by the holders of a majority of the voting power of all of the shares of the Company entitled to vote generally in the election of directors; provided, however, that Section 2 of Article II,
Section 11 of Article II and this Article VIII may only be amended or repealed and a provision inconsistent therewith may only be adopted by the affirmative vote of holders of at least 80 percent of the voting power of all shares of the Company then entitled to vote generally in the election of directors.

         Any changes in these Bylaws by the Board between meetings of the shareholders shall be reported to the shareholders at the next annual meeting. Any notice of a meeting of the shareholders or the Board at which these Bylaws are to be altered or amended shall include notice of such proposed action.

                                   ARTICLE IX

                                 Indemnification

     To the extent and in the amounts allowed, authorized or provided for under the laws of the State of Connecticut, the Company shall indemnify any shareholder, director, officer, employee or agent of the Company, or any person serving at the


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request of the Company in such capacity for another corporation, partnership, joint venture, trust or other enterprise, who by reason of holding such position or so serving at the request of the Company is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding of any kind. The Board of Directors may procure insurance against such indemnification in such amounts as may be permitted under said laws and as the Board of Directors may deem reasonable, and the Company may share the premium cost of such insurance with any such person on such basis as may be agreed upon between such person and the Board of Directors.


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